As filed with the Securities and Exchange Commission on January 20, 2022
Registration No. 333-261626

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Forward Pharma A/S

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Denmark	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Østergade 24A, 1

1100 Copenhagen K, Denmark

+45 33 44 42 42

(Address and telephone number of registrant’s principal executive offices)

CT Corporation System

1015 15th Street, NW

Suite 1000

Washington, DC 20005

(202) 572-3100

(Name, address and telephone number of agent for service)

Copies to:

Ryan A. Murr

Gibson, Dunn & Crutcher LLP
555 Mission St. Suite 3000
San Francisco, CA 94105

Tel: (415) 393-8373

Approximate date of commencement of proposed sale to the public: Not Applicable

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 (this “Amendment”) relates to the Registration Statement on Form F-3 (File No. 333-261626), originally filed by Forward Pharma A/S (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) on December 13, 2021, as amended (the “Registration Statement”). The Registration Statement was declared effective by the SEC on December 23, 2021.

The purpose of this Amendment is to deregister all remaining securities available for issuance under the Registration Statement. In accordance with the undertakings made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration any and all securities registered pursuant to the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Copenhagen, Denmark, on this 20th day of January, 2023.

FORWARD PHARMA A/S

By:

/s/ Claus Bo Svendsen
Claus Bo Svendsen, MD, PhD
Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Forward Pharma A/S, has signed this Post-Effective Amendment No. 1 to the Registration Statement on this 20th day of January, 2023.

Forward Pharma USA, LLC

By:

/s/ Thomas Carbone
Thomas Carbone
Vice President, Finance and Controller

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.